GLOBAL PRECISION MEDICAL INC.

06-03

#536 – 1489 Marine Drive, West Vancouver, British Columbia V7T 1B8

Contact:

Lindsay Semple; Tel:

604-926-2939

E-mail:

globalprecision @shaw.ca

ACQUISITION OF MDMI THERMABLATE TECHNOLOGY FOR THE PROSTATE

VANCOUVER, B.C, December 3, 2003, – Global Precision Medical Inc (OTCBB: “GBPMF”)

The Company is pleased to announce that on December 2, 2003 it entered into an agreement to acquire an exclusive worldwide License from MDMI Technologies Inc., (MDMI”) of Richmond, British Columbia , to apply their proprietary “Thermal Ablation Technology” to augment the C ompany’s URO-Stent in the treatment of Benign Prostate Hyperplasia (BPH). BPH is a non-cancerous enlargement of the prostate, which compresses the urethra as it grows, thereby restricting the flow of urine – a primary cause of urinary voiding dysfunction in men.  Medical device industry research to bring Thermal Ablation Technology to the treatment of BPH is intensifying, and it is believed that the MDMI technology may be well suited to treat this widespread condition within the aging male population.

The agreement:

   Within the framework of a “Consortium Letter of Understanding”, MDMI, under a Research and Development agreement is to provide R & D services to take the Thermablate Technology through to animal trials.  The C ompany has retained MDMI to provide a broad range of regulatory, clinical and engineering services on a cost-plus basis together with the issuance of up to 1,000,000 common shares of GBPMF with a non-dilution provision.  The Company is committed to fund an initial budget of $500,000 with work to begin immediately. The Research and Development agreement between the Company and MDMI will investigate possible means of integration of the MDMI Thermal Ablation Technology to medical procedures involving the use of the Company’s Uro-stent in the successful treatment of BPH.

Proven Technology:

MDMI has developed the Thermablate, a minimally invasive endometrial ablation device (2 minutes 8 second treatment time) used to treat excessive uterine bleeding, a condition that afflicts millions of women worldwide.  MDMI’s Thermablate, developed by their scientists and clinicians, employs ground-breaking delivery of Thermal Ablation Technology.   It received S tate D rug A dministration approval for sale in China in late 2002 and Health Canada approval in May 2003.  It is meeting with medical acclaim and extraordinary commercial success.  CE Marking, allowing for use and sale in Europe is expected before the end of the 1st quarter 2004 with strong pent-up demand for the product indicated from several EEC countries.  The U.S. FDA has granted conditional I nvestigational Device Exemption approval to conduct multi-centre clinical trials in the U nited S tates ..

URO-Stent:

On October 28, 2003, the Russian Ministry of Health approved the Company’s URO-Stent for mass-production and sale in Russia.  The URO-Stent is used for the mechanical prevention of lumen restriction associated with benign prostate hyperplasia. It has been developed by a team of scientists, clinicians and medical specialists in Moscow in conjunction with the world-renowned Institute of Metallurgy and Materials (Sputnik program, Russian military and current space station) (“IMET”).  Pre-commercial production of units to be used for expeditionary sales in Russia and inventory for further clinical work in Canada towards approvals is planned for the first quarter of 2004.

The URO-Stent is braided from a proprietary NiTi shape-memory alloy wire that utilizes its unique shape-memory properties such that when the stent is released into the prostate by a catheter delivery system, and, as it reaches body temperature, the stent expands allowing the radial tension of the wire net to hold the blocked portion of the lumen in an open position.  The URO-Stent has several advantages over competitive stent technologies: atraumatic design (no sharp ends), more radial rigidity, non-kinkable yet flexible while keeping the lumen diameter constant.  The goal is to restore normal function of the prostate.

On behalf of the Board of Directors

GLOBAL PRECISION MEDICAL INC.

/s/ Lindsay B. Semple

Chief Executive Officer

SAFE HARBOR STATEMENT

THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, THE COMPANY'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN."